UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	27-0756180
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(313) 556-5000

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Securities to be registered pursuant to Section 12 (g) of the Act:

Title of Each Class to be Registered

Common Stock, $0.01 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer  ☐        Non-accelerated filer  ☑        Smaller reporting company  ☐

Do not check if smaller reporting company

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

General Motors Company was formed by the United States Department of the Treasury (UST) in 2009 originally as a Delaware limited liability company, Vehicle Acquisition Holdings LLC, and subsequently converted to a Delaware corporation, NGMCO, Inc. This company, which on July 10, 2009 acquired substantially all of the assets and assumed certain of the liabilities of General Motors Corporation (363 Sale) and changed its name to General Motors Company, is sometimes referred to in this Registration Statement on Form 10 for the periods on or subsequent to July 10, 2009 as “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM.” General Motors Corporation is sometimes referred to in this Registration Statement on Form 10, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, in connection with the 363 Sale General Motors Corporation changed its name to Motors Liquidation Company, which is sometimes referred to in this Registration Statement on Form 10, for the periods on or after July 10, 2009, as “MLC.”

We are a private company and were not previously subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. We are filing an Annual Report on Form 10-K for the year ended December 31, 2009, a Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and a Registration Statement on Form 10 pursuant to an agreement with the SEC Staff, as described in a no-action letter issued to Old GM by the SEC Staff on July 9, 2009 regarding our filing requirements and those of MLC.

Prior to July 10, 2009 Old GM operated the business of the Company, and pursuant to the agreement with the SEC Staff, the accompanying consolidated financial statements include the financial statements and related information of Old GM as it is our predecessor entity solely for accounting and financial reporting purposes.

The 363 Sale resulted in a new entity, General Motors Company, which is the successor entity to Old GM solely for accounting and financial reporting purposes. Because we are a new reporting entity, our financial statements are not comparable to the financial statements of Old GM.

Forward-Looking Statements

In this report and in reports we subsequently file with the Securities and Exchange Commission (the SEC) on Forms 10-K and 10-Q and file or furnish on Form 8-K, and in related comments by our management, we use words like “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors, which may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K, include among others the following:

•	Our ability to comply with the requirements of the UST Credit Agreement;

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Our ability to take actions we believe are important to our long-term strategy, including our ability to enter into certain material transactions outside of the ordinary course of business, which may be limited due to significant representations and affirmative and negative covenants in the UST Credit Agreement;

•	Our ability to repay the UST Credit Agreement as planned;

•	Our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications;

•	Our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

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Our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology, and, even if funded, our ability to realize successful vehicle applications of new technology;

•	The ability of our new executive management team to quickly learn the automotive industry, and adapt and excel in their new management roles;

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The effect of business or liquidity difficulties for us or one or more subsidiaries on other entities in our corporate group as a result of our highly integrated and complex corporate structure and operation;

•	Our ability to continue to attract customers, particularly for our new products, including cars and crossover vehicles;

•	Availability of adequate financing on acceptable terms to our customers, dealers, distributors and suppliers to enable them to continue their business relationships with us;

•	The financial viability and ability to borrow of our key suppliers;

•	Our ability to manage the distribution channels for our products, including our ability to consolidate our dealer network;

•	Our ability to qualify for federal funding of our advanced technology vehicle programs under Section 136 of the Energy Independence and Security Act of 2007 (EISA);

•	The ability of our European operations to successfully restructure and receive adequate financial support from various European governments or other sources;

•

The continued availability of both wholesale and retail financing from GMAC and its affiliates in the United States, Canada and the other markets in which we operate to support our ability to sell vehicles in those markets, which is dependent on GMAC’s ability to obtain funding and which may be suspended by GMAC if GMAC’s credit exposure to us exceeds certain limitations provided in our operating arrangements with GMAC;

•	Overall strength and stability of general economic conditions and of the automotive industry, both in the United States and in global markets;

•

Continued economic and automotive industry instability or poor economic conditions in the United States and global markets, including the credit markets, or changes in economic conditions, commodity prices, housing prices, foreign currency exchange rates or political stability in the markets in which we operate;

•	Shortages of and increases or volatility in the price of oil;

•

Significant changes in the competitive environment, including the effect of competition in our markets, on our pricing policies or use of incentives and the introduction of new and improved vehicle models by our competitors;

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Changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates;

•	Costs and risks associated with litigation;

•	Significant increases in our pension expense resulting from changes in the value of plan assets;

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

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Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, including the estimates for Delphi pension benefit guarantees, which could have an effect on earnings; and

•	Other risks described from time to time in periodic and current reports that we file with the SEC.

We caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Item 1. Business

The information required by this item is contained within the section entitled “Item 1. Business” in our annual report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on April 7, 2010 and attached hereto as Exhibit 99.l (the 2009 Form 10-K), which section is incorporated herein by reference.

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Item 1A. Risk Factors

The information required by this item is contained within the section entitled “Item 1A. Risk Factors” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 2. Financial Information

The information required by this item is contained within the sections entitled “Item 6. Selected Financial Data,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Item 7A. Quantitative and Qualitative Disclosures About Market Risk” in the 2009 Form 10-K, which sections are incorporated herein by reference.

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Item 3. Properties

The information required by this item is contained within the section entitled “Item 2. Properties” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained within the section entitled “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in the 2009 Form 10-K, which section is incorporated herein by reference.

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GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Item 5. Directors and Executive Officers

The information required by this item is contained within the section entitled “Item 10. Directors, Executive Officers and Corporate Governance” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 6. Executive Compensation

The information required by this item is contained within the section entitled “Item 11. Executive Compensation” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained within the section entitled “Item 13. Certain Relationships and Related Transactions and Director Independence” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 8. Legal Proceedings

The information required by this item is contained within the section entitled “Item 3. Legal Proceedings” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained within the section entitled “Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained within the section entitled “Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 11. Description of Registrant’s Securities to be Registered

Description of Capital Stock

The following description of our capital stock is based upon our amended and restated certificate of incorporation, as amended (Certificate of Incorporation), our bylaws, as amended (Bylaws), the Amended and Restated Warrant Agreements dated as of

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

October 16, 2009 between us and U.S. Bank National Association, as Warrant Agent (Warrant Agreements), the Certificate of Designations (Certificate of Designations) for the Series A Preferred Stock and applicable provisions of law, in each case as currently in effect. The following is a description of the material provisions regarding our capital stock contained in the Certificate of Incorporation, Bylaws, Warrant Agreements and Certificate of Designations and is qualified in its entirety by reference to the provisions of those documents. A description of the Stockholders Agreement dated as of October 15, 2009 (Stockholders Agreement) among us, UST, the New VEBA, Canada Holdings and our previous legal entity prior to our October 2009 holding company reorganization (Prior GM), which includes among other things various voting agreements among the parties thereto, is contained within the section entitled “Item 10. Directors, Executive Officers and Corporate Governance—Stockholders Agreement” in the 2009 Form 10-K.

Certain provisions of the Delaware General Corporation Law (DGCL), our Certificate of Incorporation and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Authorized Capital Stock

Our Certificate of Incorporation currently authorizes us to issue 3,500,000,000 shares of capital stock, consisting of:

•	2,500,000,000 shares of common stock, par value $0.01 per share; and

•	1,000,000,000 shares of preferred stock, par value $0.01 per share

As of March 15, 2010 the following shares of capital stock and warrants to acquire shares of capital stock were issued and outstanding:

•	500,000,000 shares of common stock;

•	360,000,000 shares of Series A Preferred Stock; and

•	Warrants for the exercise of up to 106,060,605 shares of common stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	Increase or decrease the aggregate number of authorized shares of such class;

•	Increase or decrease the par value of the shares of such class; or

•	Alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Vacancies in the Board of Directors

Our Bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called at any time by the chairman of the Board of Directors or by a majority of the members of the Board of Directors. Our Bylaws further provide that the Board of Directors shall call a special meeting upon the written request of the record holders of at least 15% of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, subject to certain requirements and limitations set forth in our Bylaws that may be applicable to such a written request.

Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Prior to the earlier to occur of (i) the initial public offering of our common stock that is underwritten by a nationally recognized investment bank or (ii) the later of (x) the date on which a Company registration statement filed under the Exchange Act becomes effective and (y) the date of distribution of the shares of our common stock owned by MLC pursuant to its plan of reorganization (we refer to the earlier to occur of clauses (i) and (ii) as the Public Distribution), nominations for the election of directors may be made only by the Board of Directors, which nominations shall be consistent with the Stockholders Agreement. Following a Public Distribution, nominations for the election of directors may be made by the Board of Directors in accordance with the Stockholders Agreement or by any stockholder entitled to vote for the election of directors who complies with the applicable notice requirements.

Prior to a Public Distribution, a stockholder need not give notice of his, her or its intent to bring any matter before a meeting of stockholders. Following a Public Distribution, if a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information that may be required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the Board of Directors, certain specified information regarding the nominee(s). In addition to the information required in a stockholder notice described above, our Bylaws require under certain circumstances a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice. For the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

•	In the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

•	In the case of a special meeting, not more than 15 days after the day on which notice of the special meeting is first mailed to stockholders.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that, following the time of the Public Distribution, no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote. This unanimity requirement does not apply prior to the time of the Public Distribution. Our Bylaws also contain

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Certain Anti-Takeover Effects of Delaware Law

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

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The business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

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Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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At or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of a corporation’s voting stock.

As of March 31, 2010, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Description of Common Stock

Our only class of common stock is our common stock, par value $0.01 per share. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividends

The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. We have no current plans to commence payment of a dividend. Our payment of dividends in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity and other factors.

The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

stock are subject to any preferential rights on any outstanding series of preferred stock or preference stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation.

Voting Rights

Our Certificate of Incorporation provides that, except as may otherwise be provided in a Certificate of Designation relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Our common stockholders do not possess cumulative voting rights.

Under our Bylaws in uncontested elections of directors, those nominees receiving a majority of the votes cast by holders of shares entitled to vote with respect to that director’s election at the meeting shall be elected. A majority of votes cast means that the number of votes for a director must exceed 50% of the votes cast with respect to that director. Votes against will count as a vote cast with respect to a director, but abstentions will not count as a vote cast with respect to that director. In certain contested elections, the nominees who receive a plurality of votes cast by holders of shares entitled to vote in the election at a meeting shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the share of stock entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by applicable law.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Description of Preferred Stock

Under our Certificate of Incorporation and the DGCL, our Board of Directors has the authority to issue shares of preferred stock from time to time in one or more series. The certificate of designations establishing a series of preferred stock will describe the terms of the series of preferred stock, including:

•	The designation of the series;

•	The number of shares of the series;

•	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	Dates at which dividends, if any, shall be payable;

•	The redemption rights and price or prices, if any, for shares of the series;

•	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

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Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of such other class or series or such other

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	Restrictions on the issuance of shares of the same series or of any other class or series; and

•	The voting rights, if any, of the holders of shares of the series.

Holders of our preferred stock will not be entitled to vote except as may otherwise be provided in the Certificate of Designations establishing a series of preferred stock and except as may otherwise be provided under applicable law.

Description of Series A Preferred Stock

The Certificate of Designations for the Series A Preferred Stock authorizes 360,000,000 shares of Series A Preferred Stock, all of which are outstanding as of March 15, 2010. There are no sinking fund provisions applicable to our Series A Preferred Stock. All outstanding shares of Series A Preferred Stock are fully paid and non-assessable.

Ranking

As described more fully below, the Series A Preferred Stock ranks senior with respect to liquidation preference and dividend rights to any “Junior Stock,” which means the common stock, any preferred stock other than the Series A Preferred Stock and any other class or series of stock that we may issue.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, a holder of Series A Preferred Stock will be entitled to be paid, before any distribution or payment may be made to any holders of Junior Stock: (1) the liquidation preference amount of $25.00 per share; and (2) the amount of any accrued and unpaid dividends, if any, whether or not declared, prior to such distribution or payment date.

Dividends

Holders of the Series A Preferred Stock are entitled to receive, on each share, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors out of assets legally available, cumulative cash dividends with respect to each quarterly dividend period at a rate of 9.0% per annum on: (1) the liquidation preference amount of $25.00 per share; and (2) the amount of accrued and unpaid dividends for any prior dividend periods on such share, if any. Unless all accrued and unpaid dividends on the Series A Preferred Stock are paid in full, no dividends or distributions may be paid on common stock or any other Junior Stock, and no shares of common stock or any other Junior Stock may be repurchased or redeemed by us (subject to certain exceptions that are specified in the Certificate of Designations for the Series A Preferred Stock). Dividends, if declared, will be payable on March 15, June 15, September 15 and December 15 of each year.

Redemption

We may not redeem the Series A Preferred Stock prior to December 31, 2014. On or after December 31, 2014, the Series A Preferred Stock may be redeemed, in whole or in part, for cash at a price per share equal to the $25.00 per share liquidation amount, plus any accrued and unpaid dividends.

Series A Preferred Stock Directors

Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of our directors will automatically be

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

increased by two, and the holders of the Series A Preferred Stock will have the right, voting as a class to elect two directors to our Board of Directors to fill the newly created directorships at the next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been declared and paid in full, at which time such right shall terminate with respect to the Series A Preferred Stock subject to revesting in the event of each and every subsequent payment failure of the character mentioned above. Upon any termination of the rights of the holders of shares of the Series A Preferred Stock as a class to vote for directors as described above, the preferred directors so elected to our Board of Directors shall cease to be qualified as directors and the term of their office shall terminate immediately.

Class Voting Rights on Certain Matters

The vote or consent of the holders of at least 66 2/3% of the shares of the Series A Preferred Stock at the time outstanding, voting as a separate class, shall be necessary for effecting:

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Any amendment or alteration of the Certificate of Designations for the Series A Preferred Stock or our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to or pari passu with the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

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Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series A Preferred Stock or our Certificate of Incorporation (subject to certain exceptions) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; provided, however, that the vote of 100% of the shares of the Series A Preferred Stock at the time outstanding shall be necessary to: (1) reduce the $25.00 per share liquidation preference amount; (2) reduce the applicable 9.0% dividend rate; (3) provide for the payment of dividends on the Series A Preferred Stock to be made in other than U.S. dollars; (4) change any dividend payment date or the December 31, 2014 first optional redemption date; or (5) make dividends on the Series A Preferred Stock non-cumulative; or

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Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with or into another corporation or other entity, unless in each case: (1) the shares of the Series A Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (2) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that any increase in the amount of our authorized preferred stock, or the creation and issuance, or an increase in the authorized or issued amount of any other series of our preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of our preferred stock, ranking junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

Description of the Warrants

Pursuant to the Warrant Agreements, we issued two warrants, each to acquire 45,454,545 shares of common stock, to MLC and one warrant to acquire 15,151,515 shares of common stock to New VEBA. The first of the MLC Warrants is exercisable at any time prior to July 10, 2016 at an exercise price of $30.00 per share, and the second of the MLC Warrants is exercisable at any time prior to July 10, 2019 at an exercise price of $55.00 per share. The New VEBA Warrant is exercisable at any time prior to December 31, 2015

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

at an exercise price of $126.92 per share. The number of shares of common stock underlying each of the warrants and the per share exercise price thereof are subject to adjustment as a result of certain events specified in the Warrant Agreements, including stock splits, reverse stock splits and stock dividends.

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Item 12. Indemnification of Directors and Officers

The information required by this item is contained within the section entitled “Indemnification of Directors and Officers” in our current report on Form 8-K filed with the SEC on August 7, 2009 and attached hereto as Exhibit 99.2, which section is incorporated herein by reference.

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Item 13. Financial Statements and Supplementary Data

The information required by this item is contained within the section entitled “Item 8. Financial Statements and Supplementary Data” in the 2009 Form 10-K, which section is incorporated herein by reference.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None.

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GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Item 15. Financial Statements and Exhibits

(a)	All Financial Statements and Supplemental Information incorporated herein by reference
(b)	Exhibits

Exhibit Number	Exhibit Name
3.1	Amended and Restated Certificate of Incorporation of General Motors Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

3.2	General Motors Company Amended and Restated Bylaws dated March 2, 2010, incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

4.1	Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.1†	Second Amended and Restated Secured Credit Agreement among General Motors Company, as Borrower, the Guarantors, and the United States Department of the Treasury, as Lender, dated August 12, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.2†	Assignment and Assumption Agreement and Third Amendment to Second Amended and Restated Secured Credit Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and the United States Department of the Treasury, as Lender, dated as of October 19, 2009, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.3†	Amended and Restated Secured Note Agreement among General Motors Company, as Issuer, the Guarantors and UAW Retiree Medical Benefits Trust, as Noteholder, dated August 14, 2009 (refer also to Exhibit 10.1 which includes Schedule 3.25 referenced herein), incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.4†	Assignment and Assumption Agreement and Third Amendment to Amended and Restated Secured Note Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and UAW Retiree Medical Benefits Trust, as Noteholder, dated as of October 19, 2009, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.5†	Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated July 10, 2009, incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.6	Amendment to Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated October 15, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed October 23, 2009	Incorporated by Reference

10.7	Settlement Agreement dated as of September 10, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed September 17, 2009	Incorporated by Reference

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Exhibit Number	Exhibit Name
10.8	Agreement, dated as of October 15, 2009 between General Motors Company (formerly known as General Motors Holding Company), General Motors LLC (formerly known as General Motors Company) and Motors Liquidation Company, incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.9	Stockholders Agreement, dated as of October 15, 2009 between General Motors Company, the United States Department of the Treasury, Canada GEN Investment Corporation (formerly known as 7176384 Canada Inc.) and the UAW Retiree Medical Benefits Trust, incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.10	Master Disposition Agreement among Delphi Corporation, GM Components Holdings, LLC, General Motors Company, Motors Liquidation Company (fka General Motors Corporation), DIP Holdco 3, LLC, and the other sellers and other buyers party thereto dated July 26, 2009, incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.11	Investment Commitment Agreement by and among Silver Point Capital Fund, LP, Silver Point Capital Offshore Fund, Ltd., Elliott Associates, LP, DIP Holdco 3, LLC, and General Motors Company dated July 26, 2009, incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.12	UAW Retiree Settlement Agreement, dated July 10, 2009, between General Motors Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW), with the UAW also entering into the agreement as the authorized representative of certain persons receiving retiree benefits pursuant to collectively bargained plans, programs and/or agreement between General Motors Company and the UAW, incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.13	Amended and Restated Global Settlement Agreement Between Delphi Corporation and General Motors Corporation, Dated September 12, 2008, incorporated by reference to Exhibit 10(b) to the Quarterly Report on Form 10-Q of Motors Liquidation Company filed November 10, 2008	Incorporated by Reference

10.14	Form of Compensation Statement, incorporated herein by reference to Exhibit 10.14 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.15	Employment Agreement for Kenneth W. Cole, incorporated herein by reference to Exhibit 10.15 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.16	Consulting Agreement for Frederick A. Henderson, incorporated herein by reference to Exhibit 10.16 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.17	Summary of Consulting Arrangement between General Motors Company and Stephen J. Girsky, incorporated herein by reference to Item 1.01 of the Current Report on Form 8-K of General Motors Company filed January 15, 2010.	Incorporate by Reference

10.18	General Motors Company 2009 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.18 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Exhibit Number	Exhibit Name

10.19	General Motors Company Salary Stock Plan, incorporated herein by reference to Exhibit 10.19 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.20	Form of Restricted Stock Unit Grant made to top 25 highly compensated employees under General Motors Company 2009 Long-Term Incentive Plan, as Amended March 1, 2010, incorporated herein by reference to Exhibit 10.20 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.21	Form of Restricted Stock Unit Grant (Cash Settlement) made to top 25 highly compensated employees under General Motors Company 2009 Long-Term Incentive Plan, as Amended March 1, 2010, incorporated herein by reference to Exhibit 10.21 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.22	Form of Restricted Stock Unit Grant made to certain executive officers incorporated by reference to Exhibit 10.a to the Quarterly Report on Form 10-Q of Motors Liquidation Company filed May 8, 2008	Incorporated by Reference

10.23	General Motors Company Vehicle Operations — Senior Management Vehicle Program (SMVP) Supplement, revised December 15, 2005, incorporated herein by reference to Exhibit 10(g) to the Annual Report on Form 10-K of Motors Liquidation Company filed March 28, 2006	Incorporated by Reference

10.24†	Amended and Restated United States Consumer Financing Services Agreement between GMAC LLC and General Motors Corporation dated May 22, 2009 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.25†	Amended and Restated Master Services Agreement between GMAC LLC and General Motors Corporation dated May 22, 2009 incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.26	General Motors Executive Retirement Plan, as amended August 4, 2008, incorporated herein by reference to Exhibit 10(a) to the Quarterly Report on Form 10-Q of Motors Liquidation Company filed November 10, 2008	Incorporated by Reference

10.27	Agreement, dated as of October 22, 2001, between General Motors Corporation and General Motors Acceptance Corporation, incorporated herein by reference to Exhibit 10 to the Annual Report on Form 10-K of Motors Liquidation Company filed March 28, 2006	Incorporated by Reference

10.28	Agreement, dated as of November 30, 2006, between General Motors Corporation and GMAC LLC, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Motors Liquidation Company filed November 30, 2008	Incorporated by Reference

10.29	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $30 original exercise price and a July 10, 2016 expiration date, incorporated herein by reference to Exhibit 10.29 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.30	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $55 original exercise price and a July 10, 2019 expiration date, incorporated herein by reference to Exhibit 10.30 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Exhibit Number	Exhibit Name

10.31	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $126.92 original exercise price and a December 31, 2015 expiration date, incorporated herein by reference to Exhibit 10.31 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

12	Computation of Ratios of Earnings to Fixed Charges for the Periods July 10, 2009 through December 31, 2009 and January 1, 2009 through July 9, 2009 and for the Years Ended December 31, 2008, 2007, 2006 and 2005, incorporated herein by reference to Exhibit 12 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

21	Subsidiaries of the Registrant as of December 31, 2009, incorporated herein by reference to Exhibit 21 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

24	Power of Attorney for Directors of General Motors Corporation, incorporated herein by reference to Exhibit 24 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

99	Consolidated Financial Statements of GMAC and subsidiaries at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, incorporated herein by reference to Exhibit 99 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

99.1	Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2009	Filed Herewith

99.2	Current Report on Form 8-K of General Motors Company, dated August 7, 2009	Filed Herewith

†	Certain confidential portions have been omitted pursuant to a request for confidential treatment, which has been separately filed with the Securities and Exchange Commission.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit Number	Exhibit Name
3.1	Amended and Restated Certificate of Incorporation of General Motors Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

3.2	General Motors Company Amended and Restated Bylaws dated March 2, 2010, incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

4.1	Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.1†	Second Amended and Restated Secured Credit Agreement among General Motors Company, as Borrower, the Guarantors, and the United States Department of the Treasury, as Lender, dated August 12, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.2†	Assignment and Assumption Agreement and Third Amendment to Second Amended and Restated Secured Credit Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and the United States Department of the Treasury, as Lender, dated as of October 19, 2009, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.3†	Amended and Restated Secured Note Agreement among General Motors Company, as Issuer, the Guarantors and UAW Retiree Medical Benefits Trust, as Noteholder, dated August 14, 2009 (refer also to Exhibit 10.1 which includes Schedule 3.25 referenced herein), incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.4†	Assignment and Assumption Agreement and Third Amendment to Amended and Restated Secured Note Agreement among General Motors LLC, General Motors Holdings LLC, General Motors Company and UAW Retiree Medical Benefits Trust, as Noteholder, dated as of October 19, 2009, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.5†	Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated July 10, 2009, incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.6	Amendment to Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and the other loan parties and Export Development of Canada, as Lender, dated October 15, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed October 23, 2009	Incorporated by Reference

10.7	Settlement Agreement dated as of September 10, 2009, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed September 17, 2009	Incorporated by Reference

10.8	Agreement, dated as of October 15, 2009 between General Motors Company (formerly known as General Motors Holding Company), General Motors LLC (formerly known as General Motors Company) and Motors Liquidation Company, incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Exhibit Number	Exhibit Name
10.9	Stockholders Agreement, dated as of October 15, 2009 between General Motors Company, the United States Department of the Treasury, Canada GEN Investment Corporation (formerly known as 7176384 Canada Inc.) and the UAW Retiree Medical Benefits Trust, incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009	Incorporated by Reference

10.10	Master Disposition Agreement among Delphi Corporation, GM Components Holdings, LLC, General Motors Company, Motors Liquidation Company (fka General Motors Corporation), DIP Holdco 3, LLC, and the other sellers and other buyers party thereto dated July 26, 2009, incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.11	Investment Commitment Agreement by and among Silver Point Capital Fund, LP, Silver Point Capital Offshore Fund, Ltd., Elliott Associates, LP, DIP Holdco 3, LLC, and General Motors Company dated July 26, 2009, incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.12	UAW Retiree Settlement Agreement, dated July 10, 2009, between General Motors Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW), with the UAW also entering into the agreement as the authorized representative of certain persons receiving retiree benefits pursuant to collectively bargained plans, programs and/or agreement between General Motors Company and the UAW, incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.13	Amended and Restated Global Settlement Agreement Between Delphi Corporation and General Motors Corporation, Dated September 12, 2008, incorporated by reference to Exhibit 10(b) to the Quarterly Report on Form 10-Q of Motors Liquidation Company filed November 10, 2008	Incorporated by Reference

10.14	Form of Compensation Statement, incorporated herein by reference to Exhibit 10.14 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.15	Employment Agreement for Kenneth W. Cole, incorporated herein by reference to Exhibit 10.15 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.16	Consulting Agreement for Frederick A. Henderson, incorporated herein by reference to Exhibit 10.16 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.17	Summary of Consulting Arrangement between General Motors Company and Stephen J. Girsky, incorporated herein by reference to Item 1.01 of the Current Report on Form 8-K of General Motors Company filed January 15, 2010.	Incorporate by Reference

10.18	General Motors Company 2009 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.18 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.19	General Motors Company Salary Stock Plan, incorporated herein by reference to Exhibit 10.19 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.20	Form of Restricted Stock Unit Grant made to top 25 highly compensated employees under General Motors Company 2009 Long-Term Incentive Plan, as Amended March 1, 2010, incorporated herein by reference to Exhibit 10.20 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Exhibit Number	Exhibit Name
10.21	Form of Restricted Stock Unit Grant (Cash Settlement) made to top 25 highly compensated employees under General Motors Company 2009 Long-Term Incentive Plan, as Amended March 1, 2010, incorporated herein by reference to Exhibit 10.21 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.22	Form of Restricted Stock Unit Grant made to certain executive officers incorporated by reference to Exhibit 10.a to the Quarterly Report on Form 10-Q of Motors Liquidation Company filed May 8, 2008	Incorporated by Reference

10.23	General Motors Company Vehicle Operations — Senior Management Vehicle Program (SMVP) Supplement, revised December 15, 2005, incorporated herein by reference to Exhibit 10(g) to the Annual Report on Form 10-K of Motors Liquidation Company filed March 28, 2006	Incorporated by Reference

10.24†	Amended and Restated United States Consumer Financing Services Agreement between GMAC LLC and General Motors Corporation dated May 22, 2009 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.25†	Amended and Restated Master Services Agreement between GMAC LLC and General Motors Corporation dated May 22, 2009 incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of General Motors Company filed August 7, 2009	Incorporated by Reference

10.26	General Motors Executive Retirement Plan, as amended August 4, 2008, incorporated herein by reference to Exhibit 10(a) to the Quarterly Report on Form 10-Q of Motors Liquidation Company filed November 10, 2008	Incorporated by Reference

10.27	Agreement, dated as of October 22, 2001, between General Motors Corporation and General Motors Acceptance Corporation, incorporated herein by reference to Exhibit 10 to the Annual Report on Form 10-K of Motors Liquidation Company filed March 28, 2006	Incorporated by Reference

10.28	Agreement, dated as of November 30, 2006, between General Motors Corporation and GMAC LLC, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Motors Liquidation Company filed November 30, 2008	Incorporated by Reference

10.29	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $30 original exercise price and a July 10, 2016 expiration date, incorporated herein by reference to Exhibit 10.29 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.30	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $55 original exercise price and a July 10, 2019 expiration date, incorporated herein by reference to Exhibit 10.30 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

10.31	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $126.92 original exercise price and a December 31, 2015 expiration date, incorporated herein by reference to Exhibit 10.31 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

12	Computation of Ratios of Earnings to Fixed Charges for the Periods July 10, 2009 through December 31, 2009 and January 1, 2009 through July 9, 2009 and for the Years Ended December 31, 2008, 2007, 2006 and 2005, incorporated herein by reference to Exhibit 12 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Exhibit Number	Exhibit Name

21	Subsidiaries of the Registrant as of December 31, 2009, incorporated herein by reference to Exhibit 21 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

24	Power of Attorney for Directors of General Motors Corporation, incorporated herein by reference to Exhibit 24 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

99	Consolidated Financial Statements of GMAC and subsidiaries at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, incorporated herein by reference to Exhibit 99 to the Annual Report on Form 10-K of General Motors Company filed April 7, 2010	Incorporated by Reference

99.1	Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2009	Filed Herewith

99.2	Current Report on Form 8-K of General Motors Company, dated August 7, 2009	Filed Herewith

†	Certain confidential portions have been omitted pursuant to a request for confidential treatment, which has been separately filed with the Securities and Exchange Commission.

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GENERAL MOTORS CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

Date: April 7, 2010	By:	/s/ EDWARD E. WHITACRE, JR.
Edward. E. Whitacre, Jr. Chairman and Chief Executive Officer